Exhibit 99.1

1516 Barlow Street, Suite D Traverse City, MI 49686 www.machteninc.com

For Immediate Release:	Contact:	Dan Miller
Chief Executive Officer (914) 921-5193

MachTen, Inc. Discontinues Registration of Common Stock

Traverse City, Michigan, February 7, 2024 – MachTen, Inc. (“MACT” or the “Company”) (OTC: MACT) today announced that it has filed Form 15 with the Securities & Exchange Commission to voluntarily deregister its common stock.

Effective immediately, MachTen’s obligations under the Exchange Act, including the filing of all reports on Forms 8-K, 10-Q and 10-K will be suspended. MachTen will endeavor to continue providing quarterly and annual financial results in a timely manner via its website. MachTen anticipates its common stock will continue to trade on the OTC Pink Marketplace.

MachTen’s Board has determined that the costs associated with operating as a registered public company outweigh any advantages to its shareholders at this time. The Board’s decision was based on a careful review of numerous factors, including the significant legal, audit and other expenses associated with preparing and filing periodic reports with the SEC.

The Board also believes resources can be better allocated towards core business operations compared to the substantial demands on management’s time under the Sarbanes-Oxley Act of 2002 and SEC rules.

As previously communicated, MachTen is in the early stages of making significant investments in its incumbent network and in strategic growth markets, funded in part by participation in Enhanced-ACAM and the award of several ReConnect America grants.

For the full year ending December 31, 2023, MachTen expects total company revenue to be approximately $16.0 million compared to $15.8 million in 2022. Non-regulated revenue, driven by growth in broadband internet services, is expected to be approximately $3.9 million in 2023, up from $3.6 million in 2022. Fiber passings are on track to approach 9,000 by the end of 2024, up from approximately 5,000 at the end of 2023, and less than 1,500 at the beginning of 2023. MachTen will issue further details on its financial results as soon as practicable.

About MachTen, Inc.

MachTen is a holding company for Michigan Broadband, Upper Peninsula Telephone Company (UPTC), Michigan Central Broadband Company (MCBC), and Alpha Communications. MachTen’s subsidiaries provide broadband internet access and communications services, including voice, video, home automation and managed hosting services. Investors should refer to our 10-Q and other filings that have been posted to www.machteninc.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy, and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that may cause our actual results to differ from our expectations include risks associated with the duration and scope of the ongoing coronavirus pandemic resulting in volatile market conditions, a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Annual Report and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.